Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Monarch Financial Holdings, Inc. of our reports dated March 13, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Annual Report on Form 10-K of Monarch Financial Holdings, Inc. for the year ended December 31, 2013.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

August 15, 2014